UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

THE BISYS GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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FOR IMMEDIATE RELEASE
Contact:
Amy Conti
Vice President, Investor Relations
The BISYS Group, Inc.
(973) 461-5914
The BISYS Group, Inc.
(NYSE: BSG)
www.bisys.com
ISS AND GLASS LEWIS RECOMMEND
BISYS® SHAREHOLDERS VOTE FOR MERGER WITH CITI
Roseland, NJ (July 23, 2007) — BISYS (NYSE: BSG), a leading provider of outsourcing solutions for the financial services sector, today released the following comment on the recommendations of two independent proxy advisors. Institutional Shareholder Services (ISS) and Glass Lewis & Co. advised that BISYS shareholders vote FOR the proposed merger with Citi (NYSE: C) at the July 27, 2007 Special Meeting of Shareholders. The voting analyses of both firms are relied upon by major institutional investors, mutual funds, pension plans and other fiduciaries in the United States.
Robert J. Casale, BISYS’ chairman, interim chief executive officer and president, said, “We are pleased that both ISS and Glass Lewis, two truly independent advisory firms, have recommended that BISYS shareholders vote FOR our proposed merger with Citi.”
As previously announced, on May 1, 2007 BISYS entered into a definitive agreement under which Citi will acquire all of its outstanding shares. BISYS shareholders will receive $12.00 in cash per share, consisting of $11.85 per share to be paid by Citi at the closing of the acquisition and a special dividend of $0.15 per share in cash payable by BISYS, and conditioned upon the closing of the acquisition.
About BISYS
The BISYS Group, Inc. (NYSE: BSG) provides outsourcing solutions that enable investment firms, insurance companies, and banks to more efficiently serve their customers, grow their businesses, and respond to evolving regulatory requirements. Its Investment Services group provides administration and distribution services for mutual funds, hedge funds, private equity funds, retirement plans, separately managed accounts and other investment products. Through its Insurance Services group, BISYS is the nation’s largest independent wholesale distributor of life insurance and a leading independent wholesale distributor of commercial property/casualty insurance, long-term care, disability, and annuity products. Additional information is available at www.bisys.com.

ADDITIONAL INFORMATION AND WHERE TO FIND IT
This release may be deemed to be soliciting material in respect of the proposed merger of BISYS and Citibank N.A. In connection with the proposed merger and required stockholder approval, on June 26, 2007, BISYS filed with the Securities and Exchange Commission (the “SEC”) a proxy statement. The proxy statement was mailed to BISYS stockholders and contains information about BISYS, the proposed merger and related matters. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY, AS IT CONTAINS IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER. In addition to receiving the proxy statement from BISYS by mail, stockholders are be able to obtain the proxy statement, as well as other filings containing information about BISYS, without charge, from the SEC’s website (http://www.sec.gov) or, without charge, from BISYS at www.bisys.com.
PARTICIPANTS IN SOLICITATION
BISYS and its directors and executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies in connection with the merger. Information concerning BISYS’ participants is set forth in BISYS’ Annual Report on Form 10-K for the fiscal year ended June 30, 2006, which was filed with the SEC on December 18, 2006, and in the proxy statement relating to the merger dated June 26, 2007 which was filed with the SEC on June 26, 2007. BISYS’ press releases and other Company information are available at BISYS’ website located at www.bisys.com.
Except for the historical information contained herein, the matters discussed in the press release are forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current reasonable expectations and are subject to certain assumptions, risks, uncertainties and changes in circumstances due to future events as well as changes in economic, competitive, regulatory and/or technological factors affecting BISYS’ business, including, without limitation, the impact of the Company’s proposed merger with Citibank N.A, and the outcome of pending and future litigation involving the Company. More detailed information about risk factors that could cause actual results to differ materially are noted in BISYS’ periodic filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended June 30, 2006 and quarterly report on Form 10-Q for the quarter ended March 31, 2007. These documents can be accessed on BISYS’ website at www.bisys.com under the “Investor Relations” tab. Forward-looking statements are only predictions, not guarantees of performance, and speak only as of the date they are made. BISYS disclaims any obligation to update or amend these statements in light of new information, future events or otherwise.
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